     As filed with the Securities and Exchange Commission on March 29, 1999

                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

      North Carolina                                              56-1714315
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

4709 Creekstone Drive,
Riverbirch Building, Suite 200
Durham, North Carolina                                            27703-8411
(Address of Principal Executive Offices)                          (Zip Code)


          QUINTILES TRANSNATIONAL CORP. NONQUALIFIED STOCK OPTION PLAN
             QUINTILES TRANSNATIONAL CORP. EQUITY COMPENSATION PLAN
    AMENDED AND RESTATED ENVOY CORPORATION 1995 EMPLOYEE STOCK INCENTIVE PLAN
         AMENDED AND RESTATED ENVOY CORPORATION 1995 STOCK OPTION PLAN
                             FOR OUTSIDE DIRECTORS
              ENVOY CORPORATION 1998 EXPRESSBILL STOCK OPTION PLAN
                ENVOY CORPORATION 1998 SYNERGY STOCK OPTION PLAN
                   ENVOY CORPORATION 1998 STOCK INCENTIVE PLAN
                      ENVOY CORPORATION 1992 INCENTIVE PLAN
         ENVOY CORPORATION 1990 OFFICER AND EMPLOYEE STOCK OPTION PLAN,
                         AS AMENDED THROUGH MAY 6, 1991
                            (Full title of the plans)


                            Dennis B. Gillings, Ph.D.
                Chairman of the Board and Chief Executive Officer
                          Quintiles Transnational Corp.
              4709 Creekstone Drive, Riverbirch Building, Suite 200
                        Durham, North Carolina 27703-8411
                     (Name and address of agent for service)

                                 (919) 998-2000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Gerald F. Roach, Esq.
          SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                              Post Office Box 2611
                       Raleigh, North Carolina 27602-2611
                                 (919) 821-1220

                                 CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                Proposed            Proposed
Title of securities to be registered      Amount to be        maximum offering   maximum aggregate        Amount of
                                          registered(1)      price per share(2)   offering price       Registration fee
=======================================================================================================================

Common Stock, par value $0.01 per share    10,182,425           $35.4375          $360,839,685.94        $100,313.43
                                             shares
Contingent Value Payments                   205,209(3)             N/A                N/A                    N/A
=======================================================================================================================

1 Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the plans.

2 Pursuant to Rule 457(c) and (h), based upon the average of the high and low prices for the Company's Common Stock reported on the Nasdaq Stock Market on March 24, 1999.

3 The amount of contingent value payments of the registrant to be registered has been determined based on the maximum number of contingent value payments that may be issued in connection with the exercise of stock options of the registrant issued pursuant to the merger of the registrant and Pharmaceutical Marketing Services Inc.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in Part I (Items 1 and 2) of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

         (3) Current Reports on Form 8-K dated February 2, 1998, February 4, 1998, February 26, 1998, February 26, 1998 (as amended March 20, 1998 on Form 8-K/A), March 20, 1998, April 22, 1998,
                  July 22, 1998, October 21, 1998, December 16, 1998, December 17, 1998, January 27, 1999 (as amended on February 17, 1999 on Form 8-K/A), January 27, 1999, February 17, 1999 and March 3, 1999;

         (4) Registration Statement on Form 8-A filed on February 28, 1994 and amended April 11, 1994 containing a description of the Common Stock of the Company.

         All reports and other documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Registration Statement except as so modified, and any statement so superseded shall not be deemed to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. has issued a legal opinion concerning the legality of the shares of Common Stock to be issued under the plans. Smith Anderson lawyers own in the aggregate approximately 4,200 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         North Carolina law permits a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or non-statutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because of the fact that such person was a director, officer, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with the proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(1) conducted himself in good faith, (2) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the corporation's board of directors, a committee of directors, special legal counsel or the stockholders in accordance with the statute. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

         In addition to, and separate and apart from the indemnification described above under the statutory scheme, North Carolina law permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorneys' fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

         Quintiles' Bylaws provide for indemnification to the fullest extent permitted under North Carolina law, provided, however, that Quintiles will indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors. Accordingly, Quintiles may indemnify its directors, officers, and employees in accordance with either the statutory or non-statutory standard.

         In addition, North Carolina law requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification.

         Finally, North Carolina law provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized under North Carolina law to indemnify such party. Quintiles currently maintains directors' and officers' insurance policies covering its directors and officers.

         As permitted by North Carolina law, Quintiles' Articles of Incorporation limits the personal liability of directors for monetary damages for breaches of duty as a director, provided that, under North Carolina law, such limitation will not apply to (1) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with Quintiles' best interests, (2) any liability for unlawful distributions under North Carolina law, (3) any transaction from which the director derived an improper personal benefit or (4) acts or omissions occurring prior to the date the provision became effective.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed or incorporated by reference as a part of this registration statement:

Exhibit           Description
No.               -----------
-------
4.1(1)            Specimen Common Stock Certificate

4.2(2)            Amended and Restated Articles of Incorporation, as amended

4.3(3)            Amended and Restated Bylaws

5                 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                  Jernigan, L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2              Consent of Ernst & Young LLP

23.3              Consent of PricewaterhouseCoopers LLP

23.4              Consent of KPMG

23.5              Consent of PricewaterhouseCoopers LLP

23.6              Consent of Ernst & Young LLP

23.7              Consent of Arthur Andersen LLP

24                Power of Attorney (included as part of the signature page)

---------------------------

(1) Exhibit to the Company's Registration Statement on Form S-1, as amended, as filed with the Commission (Reg. No. 33-75766) effective April 20, 1994 and incorporated by reference herein.

(2) Exhibit to the Company's Registration Statement on Form S-3, as amended, as filed with the Commission (Reg. No. 333-19009) effective February 21, 1997 and incorporated herein by reference.

(3) Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Commission on March 25, 1996, as amended on May 16, 1996, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on the 29th day of March, 1999.


                                           QUINTILES TRANSNATIONAL CORP.



                                           By: /s/ Dennis B. Gillings
                                              ----------------------------------
                                              Dennis B. Gillings
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis B. Gillings and Rachel R. Selisker and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons as of March 29, 1999 in the capacities indicated.

         Signature                                                         Title
         ---------                                                         -----

/s/ Dennis B. Gillings, Ph.D.                        Chairman of the Board of Directors and Chief Executive
-----------------------------                        Officer
Dennis B. Gillings, Ph.D.

/s/ Rachel R. Selisker                               Chief Financial Officer, Executive Vice President Finance,
-----------------------------                        and Director (Principal accounting and financial officer)
Rachel R. Selisker

/s/ Robert C. Bishop, Ph.D.                          Director
-----------------------------
Robert C. Bishop, Ph.D.

/s/ E. G. F. Brown                                   Director
-----------------------------
E. G. F. Brown

/s/ Vaughn D. Bryson                                 Director
-----------------------------
Vaughn D. Bryson

/s/ Chester W. Douglass, Ph.D.                       Director
-----------------------------
Chester W. Douglass, Ph.D.

/s/ Lawrence S. Lewin                                Chief Executive Officer, The Lewin Group, and Director
-----------------------------
Lawrence S. Lewin

/s/ Ludo J. Reynders, Ph.D.                          Chief Executive Officer, Quintiles CRO, and Director
-----------------------------
Ludo J. Reynders, Ph.D.

/s/ Virginia V. Weldon, M.D.                         Director
-----------------------------
Virginia V. Weldon, M.D.

/s/ David F. White                                   Chief Executive Officer, Innovex Limited, and Director
-----------------------------
David F. White

                          QUINTILES TRANSNATIONAL CORP.
                                  EXHIBIT INDEX

Exhibit           Description
No.               -----------
-------
4.1(1)            Specimen Common Stock Certificate

4.2(2)            Amended and Restated Articles of Incorporation, as amended

4.3(3)            Amended and Restated Bylaws

5                 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                  Jernigan, L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2              Consent of Ernst & Young LLP

23.3              Consent of PricewaterhouseCoopers LLP

23.4              Consent of KPMG

23.5              Consent of PricewaterhouseCoopers LLP

23.6              Consent of Ernst & Young LLP

23.7              Consent of Arthur Andersen LLP

24                Power of Attorney (included as part of the signature page)

---------------------------

(1) Exhibit to the Company's Registration Statement on Form S-1, as amended, as filed with the Commission (Reg. No. 33-75766) effective April 20, 1994 and incorporated by reference herein.

(2) Exhibit to the Company's Registration Statement on Form S-3, as amended, as filed with the Commission (Reg. No. 333-19009) effective February 21, 1997 and incorporated herein by reference.

(3) Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Commission on March 25, 1996, as amended on May 16, 1996, and incorporated herein by reference.